Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is dated as of June 5, 2013 and is made by and between IBC Funds, LLC, a Nevada LLC and PositiveID Corporation, a Delaware Corporation.

WHEREAS PositiveID Corporation, Defendant, entered into agreements to receive goods and/or services pursuant to the “Invoices”. The Invoices are incorporated herein by reference.

WHEREAS on or about June 4, 2013, IBC Funds, LLC, purchased certain invoices from Deloitte, LLP. The Claim Purchase Agreement is incorporated herein by reference.

WHEREAS on or about June 4, 2013, IBC Funds, LLC, purchased certain invoices from International Print Group, Inc. The Claim Purchase Agreement is incorporated herein by reference.

WHEREAS on or about June 4, 2013, IBC Funds, LLC, purchased certain invoices from Warren Everett f/k/a Pender Newkirk. The Claim Purchase Agreement is incorporated herein by reference.

WHEREAS on or about June 4, 2013, IBC Funds, LLC, purchased certain invoices from Herzog Fox Law Office. The Claims Purchase Agreement is incorporated herein by reference.

WHEREAS on or about June 4, 2013, IBC Funds, LLC, purchased certain invoices from Stroock & Stroock & Lavan, LLP. The Claims Purchase Agreement is incorporated herein by reference.

WHEREAS on or about June 4, 2013, IBC Funds, LLC purchased certain invoices from Cooley, LLP. The Claims Purchase Agreement is incorporated herein by reference.

WHEREAS on or about June 4, 2013, IBC Funds, LLC, filed an action against PositiveID Corporation entitled Complaint, (the “Action”) in the Circuit Court of the Twelfth Judicial Circuit, Sarasota County, Florida (the “Court”), whereby IBC Funds, LLC asserted claims against PositiveID Corporation alleging that PositiveID Corporation failed to pay IBC Funds, LLC according to the terms set forth in the Invoices (the “Claims”).

WHEREAS, PositiveID Corporation, in its Answer, denied any and all wrongdoing and asserted affirmative defenses;

WHEREAS, PositiveID Corporation, denies that it is liable for the amount sought in the Action, but acknowledges that it does not have sufficient cash to satisfy the claims made in the Action or to defend the Action and PositiveID Corporation seeks to resolve this Action and agrees to pay $214,534.82 on the Invoices (the “Compromised Amount”).

WHEREAS, PositiveID Corporation currently only has the means to satisfy payment of IBC Funds, LLC’s bona fide claims through the issuance of authorized shares to IBC Funds, LLC, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (hereinafter the “Securities Act”);

WHEREAS, PositiveID Corporation and IBC Funds, LLC desire to resolve, settle, and compromise IBC Funds, LLC’s bona fide claims that it has asserted against PositiveID Corporation, which arise out of or relate to the Invoices, in the amount of $214,534.82 due and owing;

With this background incorporated herein, the parties hereby agree to the following settlement:

TERMS OF SETTLEMENT

1.      CLAIMS.     IBC Funds, LLC agrees to resolve its bona fide claim with PositiveID Corporation for the agreed upon sum of $214,534.82.

2.      SETTLEMENT SHARES. As soon as practicable following entry of an order by the Court in accordance with Paragraph 4 herein, PositiveID Corporation shall issue and deliver to IBC Funds, LLC shares of common stock (the “Common Stock”) in one or more traunches, as necessary, sufficient to satisfy the Compromised Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “Settlement Shares”). Pursuant to this Agreement, IBC Funds, LLC may deliver a request to PositiveID Corporation which states the dollar amount (designated in U.S. Dollars) of Common Stock to be issued to IBC Funds, LLC (the “Share Request”). The parties agree that the total amount of Common Stock to be delivered by PositiveID Corporation to satisfy the Compromised Amount shall be issued at a thirty percent (30%) discount to market (the total amount of the claims multiplied by 70%) based upon the average of the value weighted price of the Common Stock over the three (3) trading day period preceding the Share Request (the “Trading Period”). The parties have agreed and established an escrow account for the settlement shares, and Registrar and Transfer Company, (transfer agent) the escrow agent, shall upon the request of PositiveID Corporation issue in the name of IBC Funds, LLC the number of shares requested so long as the number of shares requested does not make IBC Funds, LLC the owner of more than 4.99% of the outstanding Common Stock at any time. Additional traunch requests shall be made by PositiveID Corporation from time to time as requested by IBC Funds, LLC until the settlement shares are paid in full so long as the number of shares requested does not make IBC Funds, LLC the owner of more than 4.99% of the outstanding shares of common stock at any given time. If, during the Trading Period, the initial shares do not satisfy the total settlement shares IBC Funds, LLC is entitled to receive, IBC Funds, LLC shall have the right to require PositiveID Corporation to immediately issue additional shares of Common Stock up to 4.99% of the total outstanding shares as of the date. Any such additional shares of Common Stock issued during the trading period shall be included as initial shares in the final calculation.

3.     PAYMENT IN FULL. PositiveID Corporation and IBC Funds, LLC agree that delivery of the Settlement Shares pursuant to the conditions set forth herein shall satisfy PositiveID Corporation’s obligation in full regarding the Invoices.

4.     FAIRNESS HEARING. Upon execution hereof, PositiveID Corporation and IBC Funds, LLC agree, pursuant to 15 U.S.C. §77(a)(10), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, for the issuance of an exemption from registration of the Settlement Shares and an Order approving the Agreement. PositiveID Corporation avers it is a “reporting issuer” that files reports with the Securities and Exchange Commission (the “SEC”) under Section 13 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); PositiveID Corporation avers it is current in all its filing required under the Exchange Act; and IBC Funds, LLC avers it has access to, and has accessed all such filings. In connection with such a fairness hearing, PositiveID Corporation, the issuer of the securities, and IBC Funds, LLC, the proposed entity to whom the securities are to be issued, agree that the value of the Settlement Shares utilized to satisfy the Claims is fair and reasonable. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form of annexed hereto as Exhibit “A” (the “Order”).

5.     NECESSARY ACTION. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby.

6.     CONFIDENTIALITY AGREEMENT. At all times prior to execution of this Agreement, the parties hereto agree to not disclose to any other person or entity any of the terms of said Agreement.

7.     RELEASES. Upon delivery of the Settlement Shares to IBC Funds, LLC and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing herein shall be deemed to negate or affect IBC Funds, LLC’s right and title to any securities heretofore issued to it by PositiveID Corporation.

8.     CONTINUING JURISDICTION: Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal, which shall be held by IBC Funds, LLC’s counsel and filed with the Court after delivery of the Settlement Shares in accordance with paragraph 2 herein. In order to enable the Court to grant specific enforcement and other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

9.     CONTINUING OBLIGATION Both parties agree to use their best efforts to cooperate with the Court to cause the Order to be timely entered and agree that delays caused due to the Court calendars shall not constitute a valid reason to void this Agreement.

10.   INFORMATION. PositiveID Corporation and IBC Funds, LLC each represent that prior to the execution of this Agreement, they have had the advice of counsel, namely, Anslow & Jaclin, LLP for PositiveID Corporation and Charles N. Cleland, Jr., Esquire of Charles N. Cleland, Jr., P.A. for IBC Funds, LLC; that they fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

11.   OWNERSHIP AND AUTHORITY. PositiveID Corporation and IBC Funds, LLC represent and warrant that they have not sold, assigned transferred, conveyed or otherwise disposed of any or all of any claim, demand, right or cause of action, relating to any matter which is covered by this Agreement, and each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is a binding obligation of each, enforceable in accordance with its terms.

12.   BINDING NATURE. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

13.   AUTHORITY TO BIND. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

14.   SIGNATURES. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes.

15.   CHOICE OF LAW, ETC. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to principles of conflicts of law thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Circuit Court of the Twelfth Judicial Circuit sitting in the State of Florida, County of Sarasota.

16.   LEGAL FEES. Each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys’ fees and expenses incurred by either PositiveID Corporation or IBC Funds LLC in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be.

17.   ENTIRE AGREEMENT; AND INCONSISTENCY. This Agreement is the final agreement between PositiveID Corporation and IBC Funds LLC with respect to the terms and conditions set forth herein, and, the terms of this Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  No provision of this Agreement may be amended other than by an instrument in writing signed by PositiveID Corporation and IBC Funds, LLC, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

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 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

By: /s/ William Caragol PositiveID Corporation Its: Chief Executive Officer By /s/ Samuel Oshana IBC Funds, LLC Its: Managing Partner